CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated October 2, 2000, in the Registration Statement Amendment No. 1 on Form SB-2 and related Prospectus of Netco Investments Inc. for the registration of shares of its common stock.


Vancouver,  Canada
January 26,  2001

Elliott,  Tulk,  Pryce,  Anderson
CHARTERED  ACCOUNTANTS

"Elliott  Tulk  Pryce  Anderson"

                /s/
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Elliott,  Tulk,  Pryce,  Anderson


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